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                                                                 EXHIBIT 99.3




                                                             November 9, 1999

     I, Gerald S. Hobbs, hereby consent to the use of my name as a director in the S-1 registration statement of Net Ratings, Inc.

                                                 /S/  GERALD S. HOBBS
                                                 ----------------------------
                                                 Gerald S. Hobbs